Item 77.D Policies with Respect to Security
Investment

Morgan Stanley European Equity Fund Inc.


Effective July 31, 2017, Morgan Stanley European
Equity Fund Inc. made changes to their investment policies and fund details as described in the supplement to the Prospectus and Statement of Additional
Information filed via EDGAR with the Securities and Exchange Commission on May 2, 2017 (accession number 0001104659-17-028904) and incorporated by reference herein.